SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 02/28/2005
FILE NUMBER 811-09913
SERIES NO.: 5


74U.     1.   Number of shares outstanding (000's Omitted)
              Class A Shares                     2,248
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B Shares                       682
              Class C Shares                       961
              Institutional Shares               1,153

74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares                   $ 22.26
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B Shares                   $ 21.86
              Class C Shares                   $ 21.85
              Institutional Shares             $ 22.36